EXECUTION VERSION 1 THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE. This Warrant Agreement (this “Warrant”) has been issued pursuant to that certain Loan Agreement dated May 31, 2024, (the “Loan Agreement”) between the Company and the holder of the Warrant hereunder. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement, the provisions of which are incorporated herein by reference. DZS INC. a Delaware Corporation WARRANT AGREEMENT To Purchase Shares of Common Stock Issue Date: May 31, 2024 THIS CERTIFIES that, for value received, EDGECO, LLC, a Wyoming limited liability company, or its permitted assigns (the “Holder”), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof, to subscribe for and purchase from, DZS INC., a Delaware corporation (the “Company”), 6,100,000 of the fully paid, non-assessable shares of the Company’s common stock, $0.001 par value (“Common Stock”), at the Exercise Price (as defined below), provided that such right will terminate, if not terminated earlier in accordance with the provisions hereof, at 5:00 p.m. (Pacific time) on the five (5) year anniversary of the Issue Date (the “Expiration Date”). The purchase price and the number of shares for which this Warrant is exercisable are subject to adjustment, as provided herein. As used herein the following terms, unless the context otherwise requires, have the following respective meanings: (a) The term “Company” shall include DZS Inc. and any entity which shall succeed or assume the obligations of DZS Inc. hereunder. (b) The term “Warrant Shares” includes (i) the Company’s common stock and (ii) any other securities into which or for which any of the Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

2 (c) The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other Person which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities. (d) The term “Exercise Price” shall be an exercise price equal to $0.9095, which represents 85% of the closing price for the Company’s Common Stock as reflected on Nasdaq.com as of April 18, 2024. (e) The term “Issue Date” shall mean the date of this Warrant. 1. Number of Shares Issuable upon Exercise. Unless sooner terminated in accordance herewith, from and after the date hereof through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, the number of Warrant Shares set forth on the first page of this Warrant, subject to adjustment pursuant hereto, by delivery of an original or fax copy of the exercise notice attached hereto as Annex A (the “Notice of Exercise”) along with payment to the Company of the Exercise Price, as set forth in Section 2 hereof. 2. Exercise of Warrant. (a) The purchase rights represented by this Warrant are exercisable by the registered Holder hereof, in whole at any time or in part from time to time by delivery of the Notice of Exercise duly completed and delivered to the office of the Company, and upon payment of the Exercise Price of the shares thereby purchased (in the manner provided in Section 2(d) hereof); whereupon the Holder of this Warrant shall be entitled to receive, at its election, either (i) a certificate for the number of Warrant Shares so purchased or (ii) the issuance of such uncertificated shares in the amount of the applicable Warrant Shares through a book entry transfer; provided that the Company will place on each certificate, or apply to such book entry, a legend substantially the same as that appearing on this Warrant, in addition to any legend required by any applicable state or federal law. If this Warrant is exercised in part, the Company will issue to the Holder hereof a new Warrant upon the same terms as this Warrant but for the balance of Warrant Shares for which this Warrant remains exercisable. The Company agrees that upon exercise of this Warrant the Holder shall be deemed to be the record owner of the Warrant Shares issued upon exercise as of the close of business on the date on which this Warrant shall have been exercised as aforesaid. This Warrant will be surrendered at the time of exercise or if lost, stolen, misplaced, or destroyed, the Holder will comply with Section 9 below. (b) If applicable, certificates for Warrant Shares purchased hereunder shall be delivered to the Holder hereof within a reasonable time after the date on which this Warrant shall have been exercised as aforesaid. (c) The Company covenants that all Warrant Shares which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be fully paid and nonassessable and free from all preemptive rights, taxes, liens, and

3 charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue which shall be paid by the Company in accordance with Section 4 below); provided that such Warrant Shares shall be subject to restrictions on transfer as set forth in the legend described herein. (d) In order to exercise this Warrant with respect to all or any part of the Warrant Shares for which this Warrant is at the time exercisable, Holder must take the following actions: (i) Execute and deliver to the Company a written notice of exercise stating the number of Warrant Shares being purchased (in whole shares only) and such other information set forth on the form of Notice of Exercise attached hereto as Annex A; and (ii) Pay the applicable aggregate Exercise Price for the Warrant Shares by cash, wire transfer, or a certified or cashier’s check made payable to the order of the Company. 3. No Fractional Shares. The Company shall not be required to issue fractional Warrant Shares upon the exercise of this Warrant or to deliver Warrant Certificates which evidence fractional Warrant Shares. In the event that a fraction of a Warrant Share would, except for the provisions of this Section 3, be issuable upon the exercise of this Warrant, the Company shall round the fraction down to the next whole number of the Warrant Share. 4. Charges, Taxes, and Expenses. Issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant, or in such name or names as may be directed by the Holder of this Warrant; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder of this Warrant, (i) the Company may require, as a condition thereto, that the transferee execute an appropriate investment representation as may be reasonably required by the Company and (ii) the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate, or a book entry, in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate, or make such book entry, unless and until the Person or Persons requesting the issue or entry thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable. 5. No Rights as Shareholders. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

4 6. Securities Law Representations. Holder represents and warrants to Company as follows: (a) Holder acknowledges that the Warrant Shares have not been registered under the Act will initially be “restricted securities” (as such term is defined in Rule 144 promulgated under the Act) (“Rule 144”) and that the certificates evidencing the Warrant Shares will include this legend: “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.” Holder further acknowledges that the Warrant Shares cannot be sold unless registered with the United States Securities and Exchange Commission (the “Commission”) and qualified by appropriate state securities regulators, or unless Holder obtains written consent from Company and otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144). Holder represents that it is knowledgeable with respect to Rule 144, including the provisions of Rule 144 which permit resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about the Company. Holder understands that such current public information is not available as of the date of this Warrant. Holder acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time Holder wishes to transfer the Warrant Shares, and that, in such event, the Holder may be precluded from transferring the Warrant Shares under Rule 144 for an extended period of time and potentially may not ever be permitted to transfer the Warrant Shares under Rule 144, even if the other applicable requirements of Rule 144 have been satisfied. Holder acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Act or an exemption from registration will be required for any disposition of the Warrant Shares. (b) Holder has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Warrant and Warrant Shares offered by Company of the size contemplated. Holder represents that Holder is able to bear the economic risk of the investment and at the present time can afford a complete loss of such investment. Holder has had a full opportunity to inspect the books and records of the Company and to make any and all inquiries of Company officers and directors regarding the Company and its business as Holder has deemed appropriate, including with respect

5 to (i) the determination by the Audit Committee of the Company’s Board of Directors that the Company’s previously issued (A) unaudited condensed consolidated financial statements as of and for each of the three months ended March 31, 2023, the three months ended March 31, 2022, the three and six months ended June 30, 2022 and the three and nine months ended September 30, 2022 and (B) audited condensed consolidated financial statements as of and for the year ended December 31, 2022, should no longer be relied upon and should be restated due to accounting errors, (ii) the Company’s intention to restate the foregoing financial statements and the notes thereto in amendments to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Company’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2023, the three months ended March 31, 2022, the three and six months ended June 30, 2022 and the three and nine months ended September 30, 2022, and amend among other related disclosures, its Management’s Discussion and Analysis of Financial Condition and Results of Operations for the applicable periods in the foregoing reports, and (iii) the review by the Audit Committee of the Company’s Board of Directors of the Company’s accounting for revenue recognition and the extent to which these matters affect the Company’s internal controls over financial reporting, in each case as described in the Company’s filings with the Commission, including the Current Report on Form 8-K filed with the Commission on November 9, 2023. (c) Holder is an “Accredited Investor” as defined in Regulation D of the Act. Holder, either alone or with Holder’s professional advisers who are unaffiliated with, have no equity interest in and are not compensated by Company or any affiliate or selling agent of Company, directly or indirectly, has sufficient knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of an investment in the Warrant and Warrant Shares offered by Company and of making an informed investment decision with respect thereto and has the capacity to protect Holder’s own interests in connection with Holder’s proposed investment in the Warrant and Warrant Shares. Neither (i) Holder, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s Common Stock held by Holder is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Act, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Act and disclosed, reasonably in advance of the acceptance of this Warrant, in writing in reasonable detail to the Company. (d) Holder is acquiring the Warrant and Warrant Shares solely for Holder’s own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Warrant or Warrant Shares. Holder understands that the Warrant and Warrant Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Holder set forth herein in order to determine the applicability of such exemptions and the suitability of Holder to acquire the Warrants and Warrant Shares.

6 7. Rule 144 Opinions. If requested by Holder, the Company will, at its own expense, provide or cause its counsel to provide any and all legal opinions required for the removal of any restrictive legend from any stock certificates representing Warrant Shares under Rule 144; provided, however, that all applicable requirements of Rule 144 have been satisfied. The Company will not unreasonably withhold any legal opinion required for the removal of the restrictive legend from any certificates representing the Warrant Shares pursuant to Rule 144 and will process such request within ten business days of receipt of such request. If Company fails to process such request within ten business days, Company shall pay liquidated damages equal to any decrease in the closing bid price of the Company’s common stock between day six of the failure to process such request and the date such removal is actually received by the Company. 8. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the registered Holder at the office of the Company, for a new Warrant or Warrants aggregating the total Warrant Shares of the surrendered Warrant of like tenor and dated as of such exchange. The Company shall maintain at its office a registry showing the name and address of the registered Holder of this Warrant. This Warrant may be surrendered for exchange, transfer, or exercise, in accordance with its terms, at such office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry. 9. Loss, Theft, Destruction, or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and in case of loss, theft, or destruction, of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor (but with no additional rights or obligations) and dated as of such cancellation, in lieu of this Warrant. 10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday, or legal holiday. 11. Cash Distributions. No adjustment on account of cash dividends or interest on the Company’s Common Stock or Other Securities that may become purchasable hereunder will be made to the Exercise Price under this Warrant.

7 12. Consolidation, Merger, or Sale of the Company. If the Company is a party to a consolidation, merger, or transfer of assets pursuant to which the shares of Common Stock are converted into or exchanged for securities of another Person, cash or other assets, the successor corporation (or corporation controlling the successor corporation or the Company, as the case may be) shall by operation of law assume the Company’s obligations under this Warrant. Upon consummation of such transaction, the Warrants shall automatically become exercisable for the kind and amount of securities, cash, or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, or transfer if the holder had exercised the Warrant immediately before the effective date of such transaction. As a condition to the consummation of such transaction, the Company shall arrange for the Person obligated to issue securities or deliver cash or other assets upon exercise of the Warrant to, concurrently with the consummation of such transaction, assume the Company’s obligations hereunder by executing an instrument so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 12. 13. Adjustments for Stock Splits, Combinations, etc. The number of shares and class of capital stock purchasable under this Warrant are subject to adjustment from time to time as set forth in this Section 13. (a) Adjustment for change in capital stock. If the Company: (i) pays a dividend or makes a distribution on its Common Stock, in each case, in shares of its Common Stock; (ii) subdivides its outstanding shares of Common Stock into a greater number of shares; (iii) combines its outstanding shares of Common Stock into a smaller number of shares; (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or (v) issues by reclassification of its shares of Common Stock any shares of its capital stock; then the number and classes of shares purchasable upon exercise of each Warrant in effect immediately prior to such action shall be adjusted so that the holder of any Warrant thereafter exercised may receive the number and classes of shares of capital stock of the Company which such holder would have owned immediately following such action if such holder had exercised the Warrant immediately prior to such action. For such a dividend or distribution, the adjustment shall become effective immediately after the record date for the dividend or distribution. For such a subdivision, combination, or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination, or reclassification.

8 If after an adjustment the Holder, upon exercise of a Warrant, may receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall in good faith determine the allocation of the adjusted Exercise Price between or among the classes of capital stock. After such allocation, that portion of the Exercise Price applicable to each share of each such class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Warrant. Notwithstanding the allocation of the Exercise Price between or among shares of capital stock as provided by this Section 13(a), a Warrant may only be exercised in full by payment of the entire Exercise Price currently in effect. (b) The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 13 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder of this Warrant against impairment. 14. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant agent of the Company. 15. Reservation of Stock Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant. 16. Assignment; Exchange of Warrant. This Warrant, and the rights evidenced hereby, may not be transferred without the prior written consent of the Company which may be withheld in the sole and absolute discretion of the Company and compliance with applicable securities laws. As a condition precedent to the Company considering whether to consent to a transfer, the Holder shall deliver to the Company a legal opinion from the Holder’s counsel that such transfer is exempt from the registration requirements of applicable securities laws at the Holder’s expense. If the Company consents to the proposed

9 transfer, upon surrender for exchange of this Warrant, together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws and payment by the Holder of any applicable transfer taxes, the Company will issue and deliver to or on the order of the Holder a new Warrant of like tenor, in the name of the Holder and/or the transferee(s) specified (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of Warrant Shares called for on the face or faces of the Warrant so surrendered by the Holder; and provided further, that upon any such transfer, the Company may require, as a condition thereto, that the Transferee execute an appropriate investment representation as may be reasonably required by the Company. 17. Notices. Any notice, request, instruction, or other document required by the terms of this Note, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing and shall be given by personal delivery, overnight delivery, mailed by registered or certified mail, postage prepaid, with return receipt requested, or sent by electronic transmission to the addresses of the Parties set forth in the Loan Agreement. The persons and addresses set forth in the Notice provision of the Loan Agreement may be changed from time to time by a notice sent as aforesaid. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given upon receipt and delivery or refusal. If notice is given by electronic mail transmission in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of delivery if between the hours of 9:00 a.m. and 5:00 p.m. Pacific time on a business day (“business hours”) and if not during business hours, at 9:00 a.m. on the next business day following delivery, provided a delivery confirmation is obtained by the sender. 18. Notices of Record Date. In case, (a) The Company takes a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive a dividend, distribution, or any other rights; (b) There is any capital reorganization of the Company, reclassification of the capital stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or consolidation or merger of the Company with or into another corporation which does not constitute a sale of the Company; or (c) There is a voluntary or involuntary dissolution, liquidation, or winding up of the Company; then, and in any such case, the Company shall cause to be mailed to the Holder, at least 10 business days prior to the date hereinafter specified, a notice stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution or rights, or (ii) such reclassification, reorganization, consolidation, merger, dissolution, liquidation, or winding up is to take place and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to

10 exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, dissolution, liquidation, or winding up. 19. Amendments and Supplements. The Company may from time to time supplement or amend this Warrant without the approval of any Holder in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision, or to make any other provisions in regard to matters or questions herein arising hereunder which the Company may deem necessary or desirable and which shall not materially adversely affect the interest of the Holder. All other supplements or amendments to this Warrant must be signed by the party against whom such supplement or amendment is to be enforced. 20. Investment Intent. Holder represents and warrants to the Company that Holder is acquiring the Warrants for investment and with no present intention of distributing or reselling any of the Warrants. 21. Miscellaneous. (a) This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. The Company and the Holder hereby submit to the exclusive jurisdiction of any federal or state court located within the State of Delaware for the resolution of all legal disputes arising under the terms of this Warrant. The Company and the Holder agree to waive trial by jury. (b) If any action or proceeding is brought by the Company on the one hand or by the Holder on the other hand to enforce or continue any provision of this Warrant, the prevailing party’s costs and expenses, including its reasonable attorneys’ fees, in connection with such action or proceeding shall be paid by the other party. (c) In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. (d) The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof. [SIGNATURE PAGE FOLLOWS]

[Signature Page to Warrant Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be executed by its officer thereunto duly authorized as of the date first written above. COMPANY: DZS Inc., a Delaware corporation /Justin Ferguson/ By: Justin Ferguson Its: Chief Legal Officer HOLDER: EDGECO, LLC, a Wyoming limited liability company /Robert Binkele/ By: Robert Binkele Its: Manager

ANNEX A THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE. NOTICE OF EXERCISE The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase shares of Common Stock of DZS Inc. and hereby makes payment of $ (at a per share exercise price equal to the last closing price for DZS Inc.’s common stock as reflected on Nasdaq.com as of the Issue Date of the Warrant) in payment of the Exercise Price pursuant hereto. Please issue the shares as to which this Warrant is exercised in accordance with the instructions given below. INSTRUCTIONS FOR REGISTRATION OF SHARES Name (print) Address (print) Address (print) ASSIGNMENT FOR VALUE RECEIVED, does hereby sell, assign, and transfer unto , the right to purchase shares of Common Stock of DZS Inc., evidenced by the within Warrant, and does hereby irrevocably constitute and appoint attorney to transfer such right on the books of DZS Inc., with full power of substitution on the premises. Dated: , 20___ Signature: Notice: The signature of Notice of Exercise or Assignment must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever.